EXHIBIT 10.04

Rohm and Haas Company

Non-Qualified Savings Plan

(As Amended and Restated Effective January 1, 2003)

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ARTICLE I

INTRODUCTION

     1.1. This is the Rohm and Haas Company Non-Qualified Savings Plan (the “Plan”), adopted by the Company as amended and restated effective January 1, 2003.

ARTICLE II

PURPOSE

     2.1. The purpose of the Plan is to provide additional retirement savings benefits beyond the otherwise determined savings benefits provided by the Rohm and Haas Company Employee Stock Ownership and Savings Plan (the “Savings Plan”) for a select group of management and highly compensated employees of the Company.

          In addition, to the extent not provided for in the preceding paragraph, the Plan also provides additional savings benefits for eligible employees of the Company whose otherwise determined savings benefits from the Savings Plan are limited by Section 415 or Section 401(a)(17) of the Internal Revenue Code of 1986, as amended.

ARTICLE III

DEFINITIONS

          The terms used herein shall have the following meanings, unless a different meaning is clearly required by the context:

     3.1. “Account” means a Participant’s account under the Plan including the following sub-accounts:

          3.1.1. “Rohm and Haas Stock Account” shall mean that portion of a Participant’s Account maintained to record all amounts notionally invested in the Rohm and Haas Stock Fund in the form of Stock Units, pursuant to Section 6.1. and Section 6.2.

          3.1.2. “Tax-Deferred Account” shall mean that portion of a Participant’s Account maintained to record all amounts notionally invested in the Savings Fund(s), pursuant to Section 6.1.

     3.2. “Administrative Committee” means the Rohm and Haas Benefits Administrative Committee. The Company has designated the Administrative Committee to be the named fiduciary with respect to administrative matters of the Plan. The duties of the Administrative Committee are outlined in Article XIII of the Plan.

     3.3. “Affiliated Company” means Rohm and Haas Company and:

          3.3.1. each entity in a controlled group of corporations, trades or businesses as determined under Section 414(b) or Section 414(c) of the Code;

          3.3.2. each entity in an affiliated service group as determined under Section 414(m) of the Code; or

          3.3.3. any other organization required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

     3.4. “Base Pay” shall include short term disability or sick pay, vacation pay, holiday pay, jury duty pay, bereavement pay, salary reductions under a Company-sponsored Code section 401(k) or Code section 125 plan, personal time pay, military pay, expatriate split salary pay, and supplemental workers’ compensation payments, but shall exclude for any workers’ compensation payments, long-term disability payments and unused vacation payments.

     3.5. “Beneficiary” means the person, trust or institution designated to receive benefits in accordance with Article X. The Beneficiary of a Participant who has not effectively designated a beneficiary shall be the Participant’s estate.”

     3.6. “Board of Directors” means the Board of Directors of the Rohm and Haas Company.

     3.7. “Bonus” includes the annual incentive awards granted in March of each Plan Year (the “Annual Bonus”), and amounts granted under certain sales incentive programs, as well as any “extra wages” earned while holding a temporary job. The term “Bonus” excludes all other bonuses and special awards.

     3.8. “Code” means the Internal Revenue Code of 1986, as amended.

     3.9. “Company” means Rohm and Haas Company and such of its Affiliated Companies as may be designated from time to time by its Board of Directors and as may adopt the Plan.

     3.10. “Compensation” means, for the purpose of applying the limits of Code section 401(a)(17) and Code section 415, and for all other purposes unless specified otherwise, Base Pay, Bonus, any Stock Award(s), overtime pay, Shift Payments and commissions.

     3.11. “Effective Date” means January 1, 1997, the original effective date of the Plan. The effective date of this amendment and restatement is January 1, 2003.

     3.12. “Employee” means any salaried employee of the Company who is employed on a regular full-time basis.

     3.13. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any regulations issued pursuant thereto.

     3.14. “Fair Market Value” means, on any given date, the average of the high and low prices of Rohm and Haas Company common stock on the New York Stock Exchange composite transaction quotations for the immediately preceding trading day.

     3.15. “Income” shall mean all earnings on investments, as well as all realized and unrealized increases and decreases in the value of the securities held.

     3.16. “Investment Adviser” shall mean the adviser or advisers appointed from time to time by the Investment Committee to supervise and manage the investment and reinvestment of the Trust Fund. Any such adviser must be (i) registered as such under the Investment Adviser’s Act of 1940; or (ii) a bank (as defined in such Act); and (iii) must acknowledge in writing that it is a fiduciary with respect to the Plan.

     3.17. “Investment Committee” means the Rohm and Haas Benefits Investment Committee. The duties of the Investment Committee are defined in Article XIII. The Company has designated this Committee to be the named fiduciary of the Plan for financial matters as outlined in the Plan.

     3.18. “Long-Term Incentive Plan (LTIP) Payments” shall mean any portion of the benefits payable in cash to a Plan Participant under the LTIP during a Plan Year.

     3.19. “Participant” means any Employee eligible to receive benefits under Article IV.

     3.20. “Plan” means the Rohm and Haas Company Non-Qualified Savings Plan, as amended from time to time.

     3.21. “Plan Year” means the calendar year.

     3.22. “Retirement” means a Participant’s termination of employment at either his normal or early retirement date. A Participant’s normal retirement date under the Plan is the last day of the month in which the Participant’s 65th birthday occurs. A Participant’s early retirement date under the Plan may be the last day of any month during the 10-year period immediately preceding the Participant’s normal retirement date.

     3.23. “Rohm and Haas Stock Fund” shall mean the investment fund which consists of Stock Units contributed by Participants and the Company pursuant to Article VI.

     3.24. “Savings Funds” shall mean the investment funds offered under the Savings Plan and designated by the Company for tracking the Trust Fund’s investment performance. A list of the investment funds is attached as Appendix A to the Plan.

The investment performance of the Savings Funds shall be used to measure the investment performance of the Trust Fund. The actual investment performance of the Trust Fund may be less than or greater than that of the Savings Funds. The Trustee is not obligated to actually invest the Participant contributions credited to the Trust Fund in the Savings Funds. Participants’ Accounts shall, therefore, to the extent possible, track the investment performance of the Savings Funds.

     3.25. “Savings Plan” means the Rohm and Haas Company Employee Stock Ownership and Savings Plan, as amended from time to time.

     3.26. “Shift Payments” shall include the shift differential payments made to individuals (including supervisors of hourly employees) who work a rotating shift or any shift other than a “day” shift.

     3.27. “Stock Awards” shall mean any Rohm and Haas Company common stock awarded to the Participant, determined without regard to any restriction.

     3.28. “Stock Unit” means a book-entry unit representing the right to acquire one share of Rohm and Haas Company common stock. The number of Stock Units shall be adjusted to reflect stock dividends, stock splits, combinations of shares, and any other change in the corporate capital structure of Rohm and Haas Company including reorganization, recapitalization, merger and consolidation. [The value of a Stock Unit at any time shall equal the current FMV of a share of Company common stock?]

     3.29. “Trust Fund” means the aggregate of all Participant contributions credited to the grantor trust established by the Company pursuant to section 671 of the Code.

     3.30. “Valuation Date” means, with respect to both the Savings Funds and the Trust Funds, 4 p.m. Eastern Standard Time of each day that the New York Stock Exchange is opened for business.

ARTICLE IV

ELIGIBILITY

     4.1. Each Employee of the Company who is classified as an exempt level 14 or above is eligible to become a Participant in the Plan. Participation shall be effective as soon as administratively practicable following the Participant’s enrollment in the Plan, as described in Section 5.1 below.

ARTICLE V

EMPLOYEE PARTICIPATION

     5.1. Enrollment

          5.1.1. An eligible Employee, as described in section 4.1 above, may become a Participant in the Plan by submitting a written, telephonic or electronic contribution agreement in accordance with Section 5.3 and any other procedures prescribed by the Administrative Committee.

          5.1.2. A Participant may designate a Beneficiary or Beneficiaries, independent of any beneficiary designation under the Savings Plan, and may change such designation at any time by written notice to the Company.

     5.2. Effective Date

          For the purpose of determining the period of a Participant’s participation, the effective date of such participation shall be as soon as administratively feasible following the date on which the Participant’s contribution agreement is received. The effective date for resuming contributions after a suspension shall be the first day of the month following the end of the suspension period.

     5.3. Contribution Agreement. Upon first becoming eligible to participate in the Plan, or upon rehire, an eligible Employee wishing to participate in the Plan must submit a written, telephonic, or electronic contribution agreement to the Administrative Committee within 45 days of receiving enrollment materials. Contribution agreements with respect to any subsequent Plan Year may only be submitted by a Participant during the enrollment period designated by the Administrative Committee, but in no event later than December 15th of the prior Plan Year.

          5.3.1. Elective Deferrals of Compensation. For Plan Years beginning before January 1, 2002, a Participant may authorize the Company to make contributions to the Participant’s Tax-Deferred Account on behalf of the Participant, through a written, telephonic, or electronic contribution agreement, in whole percentage points of 1% to 18% of the Participant’s Compensation, including the Annual Bonus, in excess of the Code section 401(a)(17) limit.

          For Plan Years beginning on or after January 1, 2002, a Participant may authorize the Company to make contributions to the Participant’s Tax-Deferred Account on behalf of the Participant, through a written, telephonic, or electronic contribution agreement, in whole percentage points of 1% to 50% of the Participant’s Compensation (excluding the Annual Bonus) without regard to the Code section 401(a)(17) limit.

          5.3.2. Separate Election for Annual Bonus. For Plan Years beginning on or after January 1, 2002, a Participant may make a separate election in a written, telephonic, or electronic contribution agreement with respect to the Participant’s Annual Bonus, authorizing the Company to contribute, on the Participant’s behalf, in whole percentage points of 1% to 100% of the Participant’s Annual Bonus to be deferred into the Participant’s Tax-Deferred Account. Contributions under this subsection 5.3.2 shall be credited to the Participant’s Account in the Plan Year in which the portion of the Annual Bonus subject to this election would otherwise have been payable to such Participant.

          5.3.3. Separate Election for Certain Stock Awards. Subject to the limitations described in subsection 5.3.3.4 below, a Participant may make an irrevocable election in a written, telephonic, or electronic contribution agreement with respect to any Stock Award which is subject to restrictions that are due to lapse within the Plan Year to which the election applies (“Shares”), authorizing the Company to convert such Shares, on the Participant’s behalf, as follows:

               5.3.3.1. Into units of the Rohm and Haas Stock Fund, in whole percentage points of 1% to 100%; or

               5.3.3.2. Into shares of the Savings Fund(s) elected by the Participant under the Plan, in whole percentage points of 1% to 100%; or

               5.3.3.3. Into any combination units of the Rohm and Haas Stock Fund, and shares of the Savings Fund(s) elected by the Participant under the Plan.

               5.3.3.4. Units of the Rohm and Haas Stock Fund acquired through the conversion of restricted stock may not transferred or diversified into any other Savings Fund, except as otherwise provided in Section 7.4 below.

          5.3.4. Separate Election for LTIP Awards. A Participant may make a separate election in a written, telephonic, or electronic contribution agreement with respect to the cash portion of any LTIP Payment, authorizing the Company to contribute, on the Participant’s behalf, 1% to 100% (in whole percentage points) of the portion of the LTIP Payment to be deferred into the Participant’s Tax-Deferred Account. Amounts elected under this subsection 5.3.4 may not be contributed to the Participant’s Rohm and Haas Stock Account.

          5.3.5. Irrevocable Election. Unless changed or suspended as described in Sections 5.4 or 5.5 below, a Participant’s election(s) pursuant to this Section 5.3 shall remain in full force and effect and shall govern the contributions to his/her Account.

     5.4. Change in Contribution Agreement

          A Participant may change or revoke his or her written, telephonic, or electronic contribution agreement, as described in section 5.3 above, only during the annual enrollment period designated by the Company.

     5.5. Suspension of Contributions

          Notwithstanding anything herein to the contrary, if, after other required and authorized salary reductions have been made in a payroll period, there is insufficient money available in a Participant’s pay to permit the Participant’s contribution, the contribution agreement shall automatically be suspended for that payroll period.

ARTICLE VI

CONTRIBUTIONS TO THE PLAN

     6.1. Participant Contributions.

          6.1.1. Tax-Deferred Account. For each payroll period, the Company, on behalf of any Participant who makes an election to contribute amounts to his or her Tax-Deferred Account pursuant to Section 5.3. above, shall credit such Participant’s Tax-Deferred Account with a notional amount equal to such deferral contribution(s). Such notional contributions shall be credited to the Participant’s Tax-Deferred Account on a monthly basis; except that in the case where a Participant’s contribution to his or her Tax-Deferred Account is attributable to an LTIP Payment or Stock Award, as described in Sections 5.3.3. and 5.3.4 above, then such contributions shall be credited to the Participant’s Tax-Deferred Account as soon as administratively practicable following the date on which the LTIP Payment would, but for the Participant’s election, have been paid to the Participant; or, in the case of a Stock Award, as soon as administratively practicable following the date on which restrictions on the stock subject to the election lapse.

          6.1.2. Rohm and Haas Stock Account. The Company, on behalf of any Participant who makes an election pursuant to Section 5.3 above regarding the conversion and contribution of “Shares” to their Rohm and Haas Stock Account, shall credit such Participant’s Rohm and Haas Stock Account with a notional amount equal to such contribution(s) in the form of Stock Units. Such notional contributions shall be allocated to the Participant’s Rohm and Haas Stock Account as soon as administratively practicable following the date on which the restrictions on the stock subject to the election lapse.

     6.2. Company Matching Contributions. The Company shall match each Participant’s contributions to the Plan pursuant to Section 6.1, except that for the purpose of this Section 6.2, contributions attributable to LTIP payments and Stock Awards shall be excluded. Such matching contributions shall be made to the Participant’s Rohm and Haas Stock Account in Rohm and Haas Stock Units. The number of Rohm and Haas Stock Units to be contributed shall be determined as follows:

          6.2.1. General Rule. The number of Rohm and Haas Stock units to be contributed by the Company shall be 60% of the amount determined by dividing the lesser of (i) the Participant’s contributions for the year, or (ii) 6% of the Participant’s Compensation, by the Fair Market Value of Rohm and Haas common stock on the date the contribution is allocated.

ARTICLE VII

INVESTMENT OF PARTICIPANT CONTRIBUTIONS

     7.1. General. Investment elections under this Article VII are notional only, to be used for the sole purpose of calculating the amount of a Participant’s benefit under the Plan at any time. Actual investments, if any, by the Company to defray the costs of this Plan will be governed by Section 8.3.

     7.2. Participant Contributions. Pursuant to Section 6.1 above, and in accordance with Article VIII below, the contributions allocated to a Participant’s Tax-Deferred Account will be invested on a notional basis in the Savings Fund(s) elected by such Participant in the manner prescribed by the qualified Savings Plan, and contributions allocated to a Participant’s Rohm and Haas Stock Account will be invested on a notional basis in the Rohm and Haas Stock Fund. No contributions under this Plan may be allocated to the Rohm and Haas ESOP Fund, and no contributions may be made to the Rohm and Haas Stock Fund, (also called the “stock unit” fund), except as permitted in subsection 5.3.3. above. Any change in a Participant’s investment elections, or a transfer or diversification of funds under this Plan, will have no effect on the Participant’s investment elections in the qualified Savings Plan, or result in a transfer or diversification of funds under the qualified Savings Plan; and vice-versa with respect to changes, transfers, or diversification under the Savings Plan.

     7.3. Company Contributions. Pursuant to Section 6.2 above, and in accordance with Article VIII below, all Company matching contributions allocated to the Participant’s Rohm and Haas Stock Account shall be invested on a notional basis in the Rohm and Haas Stock Fund.

     7.4. Diversification of Investments in the Rohm and Haas Stock Fund. Investments of both Participant and Company contributions credited to the Rohm and Haas Stock Fund on a notional basis may not be subsequently reallocated to other Savings Funds, except as provided below:

          7.4.1. Subject to the restrictions set forth in subsection 7.4.2 below, a Participant may diversify his/her notional investments in the Rohm and Haas Stock Fund beginning on the date on which a Participant attains age 55 and has completed five (5) years of Vesting Service with the Company (as defined in the Rohm and Haas Company Retirement Plan) by reallocating or transferring any portion of his or her Rohm and Haas Stock Account into any other available Savings Fund(s).

          7.4.2. Any Participant designated as a Section 16b Insider by the Company shall not be eligible to diversify any portion of his or her Rohm and Haas Stock Account as described in subsection 7.4.1 above. In addition, any Participant who reallocates any portion of his or her Rohm and Haas Stock Account into any other Savings Fund(s) pursuant to subsection 7.4.1 above, may not subsequently reallocate investments into the Rohm and Haas Stock Fund.

     7.5. Investment Reallocation. Subject to any limitations which may exist with respect to transfers as provided in the prospectus for a particular Savings Fund, a Participant may elect to transfer any portion of his or her existing Account balance, except for amounts credited to the Rohm and Haas Stock Account, among the available Savings Funds at any time. A Participant may not transfer any portion of his or her existing Account balance into the Rohm and Haas Stock Fund.

          Amounts credited to a Participant’s Rohm and Haas Stock Account are subject to the diversification rules described in Section 7.4 above.

ARTICLE VIII

PARTICIPANT ACCOUNTS AND TRUST FUND

     8.1. The Administrative Committee shall maintain, or cause to be maintained, for each Participant a Rohm and Haas Stock Account and a Tax-Deferred Account. Notional amounts equal to the value of a Participant’s before-tax contributions shall be credited to the Participant’s Tax-Deferred Account or Rohm and Haas Stock Account by the Company on the Participant’s behalf, as appropriate. Notional amounts equal to the value of the Company’s matching contributions shall be credited to the Participant’s Rohm and Haas Stock Account.

     8.2. The notional amount credited to a Participant’s Account will be reduced by any amounts withdrawn.

     8.3. Notwithstanding Article VII, the Administrative Committee shall direct the Trustee to establish a Trust Fund for the Plan. The Investment Committee shall direct the investment of such Trust Fund. The actual investment of the Trust Fund need not correspond to actual Participant elections under Section 7.1. As of each Valuation Date, the Trustee will determine the value of each Savings Fund, including Income thereon. The Trustee shall also value the Trust Fund as of each Valuation Date, and report to the Company the difference between the Trust Fund’s actual value and the Savings Fund’s value, as derived from the investment elections by Participants.

     8.4. The Investment Committee shall direct the funding of the Trust Fund form time to time as it deems appropriate and in the best interests of Participants and the Company.

ARTICLE IX

VESTING

     9.1. A Participant shall at all times be 100% vested in all amounts credited to his Account.

     9.2. A Participant with funds transferred from an account under the Morton International, Inc. Supplemental Employee Savings and Investment Plan (a “SESIP Account”) shall become 100% vested in the amount of such funds as of the date of transfer.

ARTICLE X

DISTRIBUTION OF ACCOUNTS

     10.1. Timing of Distribution.

          Subject to the following provisions of this Article X, a Participant’s Account shall generally be paid to the Participant or the Participant’s Beneficiary in the event of one of the following:

          10.1.1. Separation From Service. A Participant who has separated from service for any reason other than Retirement or death shall receive a distribution of his or her Account in a lump sum as soon as administratively feasible following the Participant’s separation from service.

          10.1.2. Participant’s Death. If the Participant dies while employed, his or her Account shall be distributed to his or her Beneficiary(ies) as soon as administratively feasible following the Participant’s death. All decisions made by the Administrative Committee in good faith and based upon proof of affidavit or other evidence satisfactory to the Administrative Committee regarding questions of fact in the determination of the identity of such Beneficiary(ies) shall be conclusive and binding upon all parties, and payment made in accordance therewith shall satisfy all liability hereunder.

          10.1.3. Payment Following Retirement

               10.1.3.1. Normal Form. The normal form of benefit shall be installment payments over a term of years equal to (1) in the case of an unmarried Participant, the Participant’s life expectancy or (2) in the case of a married Participant, the joint life expectancies of the Participant and the Participant’s spouse. The life expectancies to be used will be determined from tables issued by the Internal Revenue Service and will not be subject to recalculation after payments begin. The amount of the payment to be made each year (at intervals determined by the Administrative Committee) will be determined by multiplying the balance of the Participant’s Account at the end of the previous year by a fraction, the numerator of which will be one (1) and the denominator of which will be the original term of years reduced by the number of years during which payments have already been made.

               10.1.3.2. Optional Forms. In lieu of the normal form of benefit described in Section 10.1.3.1,

                     (a) an unmarried Participant may elect to receive his or her distribution in either installment payments over a term of years selected by the Participant but not to exceed the Participant’s life expectancy as determined under Section 10.1.3.1;

                     (b) a married Participant may elect to receive his or her distribution in installment payments over a term of years selected by the Participant but not to exceed the joint life expectancies of the Participant and spouse as determined under Section 10.1.3.1; or

                     (c) any Participant may elect to receive a distribution of his or her entire Account balance in a cash lump sum to paid at least 90 days but not more than 120 days after the Administrative Committee has received the Participant’s election in writing. Any distribution under this Section 10.1.3.2(c) shall be subject to the following rules: (1) 100% of the value of the Participant’s Account shall be paid to the Participant provided he or she makes such election no later than 90 days after his or her last day of active employment; and (2) 90% of the value of the Participant’s Account shall be paid to the Participant if he or she makes such election more than 90 days after his last day of active employment and the remaining 10% of such Participant’s Account shall be irrevocably forfeited.

          10.1.4. Change from Installment Payments to Lump Sum A Participant who has retired and begun receiving benefits in installment payments may, by filing a written, telephonic, or electronic election with the Administrative Committee, elect to receive 90% of the value of the Participant’s Account, determined and paid 12 months after the date of the election, in full satisfaction of all further benefit entitlements under this Plan. Scheduled installments shall continue until the date of the lump sum payment.

     10.2. Form of Distribution.

          10.2.1. Tax-Deferred Account. Amounts from a Participant’s Tax- Deferred Account shall be distributed in cash.

          10.2.2. Rohm and Haas Stock Account. Stock Units notionally credited to a Participant’s Rohm and Haas Stock Account shall be distributed in Company common stock shares. The amount of such shares to be distributed shall equal the number of whole Stock Units, plus a cash payment equal to the Fair Market Value on the date of distribution of any fractional Stock Units, which are credited to the Participant’s Account as of the date of distribution.

ARTICLE XI

IN-SERVICE WITHDRAWALS

     11.1. A Participant may withdraw all or a portion of his Account in a lump sum either without penalty upon giving 12 months notice to the Administrative Committee of such withdrawal, or, if less than 12 months notice is provided, by agreeing to forfeit 10% of the balance of the Account.

ARTICLE XII

REEMPLOYMENT

     12.1. If a Participant’s employment is terminated, and he or she is subsequently reemployed as an Employee eligible to participate in the Plan under Article IV, such eligible Employee may again participate in the Plan in accordance with Article V.

ARTICLE XIII

ADMINISTRATION OF THE PLAN

     13.1. The Administrative Committee will be responsible for the administration of the Plan and is designated as the Plan’s agent to receive service of process. All matters relating to the administration of the Plan, including the duties imposed upon the Plan administrator by law, except those duties relating to the control or management of Plan assets, shall be the responsibility of the Administrative Committee. The Investment Committee will have the authority and responsibility to control and manage the assets of the Plan. Members of both the Administrative Committee and the Investment Committee shall be appointed and removed by the Chief Executive Officer, or his or her designee.

     13.2. The Administrative Committee shall have the full responsibility to represent the Company and the Participants in all things it may deem necessary for the proper administration of the Plan. Subject to the terms of the Plan, the decision of the Administrative Committee upon any question of fact, interpretation, definition or procedure relating to the administration of the Plan shall be conclusive. The responsibilities of the Administrative Committee shall include the following:

          13.2.1. Verifying all procedures by which payments to Participants and their Beneficiaries are authorized;

          13.2.2. Deciding all questions relating to the eligibility of Employees to become Participants in the Plan;

          13.2.3. Interpreting the provisions of the Plan in all particulars;

          13.2.4. Establishing and publishing rules and regulations for carrying out the Plan;

          13.2.5. Preparing an individual record for each Participant in the Plan, which shall be available for examination by such Participant, the Investment Committee and its members, or other authorized persons; and

          13.2.6. Reviewing and answering any denied claim for benefits that has been appealed to the Administrative Committee under the provisions of Section 15.6.

     13.3. The following general provision shall govern the actions of either the Administrative or Investment Committee:

          13.3.1. The Committee shall choose a chairman from its members and shall appoint a secretary who shall keep minutes of the Committee’s proceedings and shall be responsible for preparing such reports as may be advisable for the administration of the Plan. The Committee may employ and compensate such advisory, clerical, and other employees as it may deem reasonable and necessary to the performance of its duties.

          13.3.2. The action of the Committee shall be determined by a majority vote of all its members, except that no member of the Committee may vote on any question relating specifically to himself or herself.

          13.3.3. The members of the Committee shall serve without compensation for their services as such. All expenses of the Committee shall be paid by the Company.

          13.3.4. The chairman or the secretary of the Committee may execute any written direction on behalf of the Committee.

          13.3.5. The Committee may, at its discretion, allocate among its members or to other persons those functions and responsibilities which it deems advisable for the efficient and effective operation and management of the Plan.

          13.3.6. Except as expressly provided, neither the Committee nor any member thereof shall be in any way subject to any suit or litigation or to any legal liability for any cause or reason or thing whatsoever in connection with the administration or financial performance of the Plan.

ARTICLE XIV

FUTURE OF THE PLAN

     14.1. The Company hopes and expects to continue the Plan indefinitely, but necessarily reserves the right at any time to reduce, suspend or discontinue payments to be made by it as provided hereunder. The Company reserves the right to amend or discontinue the Plan at any time.

ARTICLE XV

GENERAL PROVISIONS

     15.1. The right of any Participant, or Beneficiary to receive future payments under the provisions of the Plan shall be an unsecured claim against the general assets of the Company. Any trust, and any other fund, account, contract or arrangement that the Company chooses to establish for the future payment of benefits under this Plan to a Participant or Beneficiary shall remain part of the Company’s general assets and no person claiming payments under the Plan shall have any right, title or interest in or to any such trust, fund, account, contract or arrangement.

     15.2. Where appropriate, and wherever the singular is used, it shall be interpreted as including the plural.

     15.3. To the extent permitted by law, payments to and benefits under the Plan shall not be assignable, since they are primarily for the support and maintenance of the Participant after Retirement. To extent permitted by law, such payments and benefits shall not be subject to attachment by creditors of, or through legal processes against, any Participant or Beneficiary.

     15.4. Participation in the Plan shall not give any Employee the right to be retained in the service of the Company, nor any right or claim to annuity income unless such right has specifically accrued under the terms of the Plan.

     15.5. If any person entitled to receive any benefits hereunder is a minor, or is deemed by the Administrative Committee or is adjudged to be legally incapable of giving a valid receipt and discharge for such benefits, they will be paid to the duly appointed guardian, custodian or committee of such minor or incompetent, or they maybe paid to such persons who the Administrative Committee believes are caring for or supporting such minor or incompetent.

     15.6. Any Participant or Beneficiary who claims to be entitled to the payment of a benefit under the Plan, should bring the matter to the attention of the Company, normally through a local personnel department. If a specific claim as to the amount of any benefit, the method of payment or any other matter under the Plan is denied, the claimant will be provided with a written notice, normally within 90 days of the date the claim was filed. The notice will include:

          15.6.1. the specific reason or reasons for the denial;

          15.6.2. the specific reference or references to the Plan provisions on which the denial is based;

          15.6.3. a notice that the claimant or the claimant’s duly authorized representative, any appeal the denial to the Administrative Committee within 60 days; and

          15.6.4. a description of any additional information or material necessary to perfect the claim and an explanation of the need for such material or information.

          In the event of an appeal, the claimant or the claimant’s representative, may submit a written application for review of the denial, may examine documents relating to this Plan or the claim, and may submit written issues, comments, and documents. Such appeal will be promptly considered by the Administrative Committee.

     15.7. Except insofar as the law of Pennsylvania has been superseded by Federal law, Pennsylvania law shall govern the construction, validity and administration of this Plan.

APPENDIX A

INVESTMENT FUNDS

SAVINGS FUNDS

Vanguard Life Strategy Income Fund
Vanguard Life Strategy Conservative Growth Fund
Vanguard Life Strategy Moderate Growth Fund
Vanguard Life Strategy Growth Fund
Rohm & Haas Fixed Income Fund
Vanguard Total Bond Market Index Fund
Vanguard 500 Index Fund
Vanguard Extended Market Index Fund
Vanguard Developed Markets Index Fund
Vanguard Value Index Fund
Vanguard Growth Index Fund
Vanguard Small-Cap Value Index Fund
Vanguard Small-Cap Growth Index Fund
Vanguard European Stock Index Fund
Vanguard Pacific Stock Index Fund
MFS Massachusetts Investors Growth Fund
Davis New York Venture Fund
Third Avenue Value Fund
American Century International Fund

Rohm and Haas Stock Fund (or “Stock Unit Fund”)

NOT AVAILABLE FOR INVESTMENT OF EMPLOYEE CONTRIBUTIONS:

Rohm & Haas ESOP Fund